SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2005

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.04.               Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Empire District Electric Company announced on May 27, 2005 that notice of Empire’s call for redemption of all $30 million aggregate principal amount of its First Mortgage Bonds, 7¾% Series due 2025 (“7¾% Bonds”) was sent today with the redemption date set for June 28, 2005. The redemption price for the 7¾% Bonds will be 103.875% of the principal amount thereof plus accrued interest through the date of redemption.

Empire expects, subject to market and other conditions, to finance the redemption with an underwritten public offering of approximately $40 million aggregate principal amount of senior unsecured notes covered by its existing shelf registration statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By	/s/ Gregory A. Knapp
	Name:	Gregory A. Knapp
	Title:	Vice President – Finance and Chief Financial Officer

Dated: May 27, 2005